Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Arrow Financial Corporation

Glens Falls, New York

Re: Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 related to the Arrow Financial Corporation 2011 Employee Stock Purchase Plan

We consent to the use of our reports dated March 8, 2011, with respect to the consolidated balance sheets of Arrow Financial Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Arrow Financial Corporation related to the registration of shares for the Arrow Financial Corporation 2011 Employee Stock Purchase Plan and to the reference of our firm under the heading “Experts” in the prospectus.

/s/  KPMG LLP

Albany, New York

August 11, 2011